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                                                                    Exhibit 10.9

                         FINANCIAL CONSULTING AGREEMENT


                                    __________ ___, 1997



Russian Wireless Telephone Company, Inc.
780 Third Avenue
New York, New York 10017

Attention: Ronald G. Nathan, President


Gentlemen:

      This will confirm the arrangements, terms and conditions pursuant to which J.W. Barclay & Co., Inc. (the "Consultant") has been retained to serve as a consultant and advisor to Russian Wireless Telephone Company, Inc., a Delaware corporation (the "Company"), on a non-exclusive basis for the term set forth in
Section 2 below. The undersigned hereby agrees to the following terms and conditions:

1.    Duties of Consultant.

      (a) Consulting Services. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

      (b) Financing. Consultant will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

      (c) Wall Street Liaison. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

      The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.
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2.    Term.

      This Agreement shall continue for a period of thirty-six months from the date hereof (the "Term").

3.    Compensation.

      (a) As compensation for Consultant's services hereunder, the Company shall pay to Consultant the sum of $187,340, representing 2% of the net proceeds received by the Company from the sale of the Common Stock and Warrants sold by the Company in the public offering of its securities pursuant to an SB-2 Registration Statement (File No. 333-24177) which was declared effective by the Securities and Exchange Commission on , 1997. In addition, the Company shall pay to Consultant a sum equal to 2% of the net proceeds from the sale of Common Stock and Warrants sold by the Company to the extent the Underwriters' over-allotment option is exercised. Consultant's fee shall be due and payable on the Closing Date and Option Closing Date, as the case may be.

4. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

5. Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

6. Assignment and Termination. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

                                   Very truly yours,

                                   J.W. Barclay & Co., Inc.


                                   By:__________________________
                                      John Cioffoletti
AGREED AND ACCEPTED:

Russian Wireless Telephone
Company, Inc.


By:__________________________
   Ronald G. Nathan, President